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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY

         I, the undersigned director of iNTELEFILM Corporation, hereby constitute and appoint Christopher T. Dahl, James G. Gilbertson and Jill J. Theis, or any of them, my true and lawful attorneys and agents (with full power of substitution and resubstitution in each case) to execute in my name, place and stead any and all amendments to this registration statement and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, said attorneys and agents to have power to act and to have full power and authority to do and perform in my name and on my behalf every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as I might or could do in person and I hereby ratify and confirm my signature as it may be signed by my said attorneys and agents to any and all such amendments and instruments.


 /s/ William H. Spell            Director                   October 27, 2000
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     William H. Spell